Exhibit 99.1

Contact: Brad Cohen Public Relations Quantum Corp. (408) 944-4044 brad.cohen@quantum.com Christi Lee Investor Relations Quantum Corp. (408) 944-4450 ir@quantum.com	For Release: June 14, 2011 6:00 a.m. PDT

QUANTUM ACQUIRES PANCETERA SOFTWARE, GAINING KEY TECHNOLOGY AND EXPERTISE FOR MANAGING DATA IN VIRTUAL ENVIRONMENTS

Combination of Pancetera’s Technology and Quantum DXi® Disk Backup and Deduplication Appliances Provides More Efficient and Cost-Effective Data Protection

SAN JOSE, Calif., June 14, 2011 – Quantum Corp. (NYSE:QTM), the leading global specialist in backup, recovery and archive, today announced that it has acquired Pancetera Software Inc., a privately held company that has significantly reduced the complexity and cost of managing and protecting data in virtual server environments. The $12 million transaction consisted of $8.4 million in cash and $3.6 million in Quantum common stock (approximately 1.2 million shares), and is expected to be accretive to operating profit by the end of the current fiscal year. The acquisition extends Quantum’s technology leadership by adding key assets for dramatically enhancing data management in virtual environments. Pancetera technology is already compatible with Quantum’s DXi disk backup and deduplication products, and the company plans to further integrate the technology into its longer-term roadmaps for both DXi and its StorNext® high-performance file sharing and archive offerings.

“The Pancetera acquisition reflects Quantum’s continued focus on expanding our storage systems portfolio to provide greater value to existing customers and also reach a broader customer base,” said Jon Gacek, CEO of Quantum. “Together with our DXi deduplication and replication appliances, Pancetera’s technology allows Quantum to offer higher performance, easier-to-use, and more cost-effective solutions for managing and protecting data in virtual environments. We also are excited about the addition of a very talented Pancetera team, which will help us accelerate our development of new and unique DXi and StorNext solutions for meeting customers’ evolving needs in these environments.”

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Data Storage Challenges in Virtual Environments

Server virtualization provides significant economic and flexibility benefits to customers, which is why it is a top IT spending priority. However, virtualization has created challenges in data storage, across both primary storage and backup (four out of five IT managers reported difficulties backing up virtualized environments in a survey Quantum conducted last year). Virtual machines (VMs) contain large amounts of redundant data, and most backup applications store this data many times over, consuming storage and server resources, extending backup windows and consuming network bandwidth. In addition, virtual server environments tend to be 24x7 operations, so allocating time and resources for backup and recovery is a key administrative challenge. Finally, IT departments struggle to find simple, cost-effective solutions for protecting remote sites and delivering disaster recovery across locations.

Meeting These Challenges with Pancetera Technology and Quantum DXi Appliances

The combination of Pancetera’s technology and Quantum’s DXi appliances addresses the data storage challenges in virtual environments, enabling customers to protect data more efficiently and cost effectively through either their existing datacenter backup applications or the deployment of easy-to-use solutions for remote sites or small offices:

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Managing redundant data – Together, Pancetera virtual appliance technology and DXi deduplication find redundant data within VMs, dramatically reducing the amount of storage and network resources required for local and remote backup.

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Allocating time for backup and recovery – Pancetera’s technology adds intelligence about the VM files and presents a simple file system view of the customer’s virtual environment, enabling backup to occur during office hours and minimizing the proliferation of backup agents throughout the virtual infrastructure. The technology also further simplifies the recovery process, both for single files and for complete disaster recovery.

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Protecting remote sites – Quantum will deliver simple, easy-to-manage solutions that combine the power of Pancetera technology and DXi deduplication and replication. Customers will be able to deploy turnkey solutions at remote sites and replicate to datacenters or other central locations.

Other Acquisition Benefits: StorNext Integration and Additional Team Expertise

While virtualization has been broadly adopted for simpler, lower performance application servers, customers struggle to leverage virtualization beyond this because of a gap in available solutions that provide cost-effective, efficient storage to serve more demanding or complex applications. Beyond backup, the high performance and scalability capabilities of StorNext combined with Pancetera’s file intelligence will allow Quantum to create a family of storage products that deliver unique value to customers deploying virtualization across all their applications.

The acquisition also adds significant virtualization and storage management expertise to Quantum. Nearly all the Pancetera employees have joined the company, including co-founders Mitch Haile (CTO and VP, Product Management) and Greg Wade (VP, Engineering), as well as CEO Henrik Rosendahl. These three senior leaders also have broad industry experience, having previously served at companies including VMware, Data Domain and Legato Systems.

Acquisition Expected to Contribute to Revenue and Profit

The acquisition of Pancetera supports Quantum’s goal of driving increased total revenue, and the company expects it to contribute to fiscal 2012 revenue growth by broadening the company’s DXi solution set. The transaction is anticipated to increase Quantum’s quarterly non-GAAP expenses by approximately $1 million, primarily in research and development. By the end of fiscal 2012, the company expects the acquisition to be accretive to operating profit.

About Quantum

Quantum Corp. (NYSE:QTM) is the leading global specialist in backup, recovery, and archive. From small businesses to multinational enterprises, more than 50,000 customers trust Quantum to solve their data protection, retention and management challenges. Quantum’s best-of-breed,

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open systems solutions provide significant storage efficiencies and cost savings while minimizing risk and protecting prior investments. They include three market-leading, highly scalable platforms: DXi®-Series disk-based deduplication and replication systems for fast backup and restore, Scalar® tape automation products for disaster recovery and long-term data retention, and StorNext® data management software for high-performance file sharing and archiving. Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

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Quantum, the Quantum logo, DXi, Scalar and StorNext are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statements regarding the expected financial and other benefits that Quantum and its customers will realize from the acquisition of Pancetera and Quantum’s expectations regarding future growth and demand in the markets in which it competes are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 11, 2010 and Quantum’s Form 10-Q’s filed after that date. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

Quantum believes that non-GAAP operating expenses provides useful and supplemental information to investors regarding the expected financial benefits of the Pancetera acquisition. Quantum management uses non-GAAP financial measures internally to understand, manage, and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of its employees is based in part on the performance of its business based on non-GAAP operating income. Because Quantum is not currently able to estimate the amount of amortization of intangible assets (as further described below) without unreasonable effort, Quantum has not included in this press release the most directly comparable GAAP operating expenses measure or a GAAP reconciliation.

The non-GAAP operating expenses in this press release exclude the impact of amortization of intangible assets and share-based compensation expenses for the following reasons:

Amortization of Intangible Assets

This includes acquired intangibles such as customer relationships, backlog, core developed technology, trade name and non-compete agreements in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting. Because Quantum will not be able to perform the necessary business valuation and other steps necessary to determine the amount of amortization of intangible assets in connection with this transaction until after the closing of the transaction, Quantum cannot currently provide a directly comparable GAAP measure of expected operating expenses.

Share-Based Compensation Expense

Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. As a result, management excludes this item from Quantum’s internal operating forecasts

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and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

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